Exhibit 3.3

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:00 PM 06/05/2001

010269450 – 2341260

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LANDRY’S SEAFOOD RESTAURANTS, INC.

Landry’s Seafood Restaurants, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and stockholders was duly adopted in accordance with the provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware:

“RESOLVED, that the Certificate of Incorporation of the corporation be amended by striking Article FIRST in its entirety and replacing therefor:

‘FIRST: The name of the corporation is Landry’s Restaurants, Inc. (the ‘Corporation’).’ ”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on June 5, 2001.

LANDRY’S SEAFOOD RESTAURANTS, INC.

By:	/S/ TILMAN J. FERTITTA
Tilman J. Fertitta, President and Chief Executive Officer